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                                                                     EXHIBIT 4.4

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                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF DECEMBER 5, 2003
                                  BY AND AMONG

                         GENERAL NUTRITION CENTERS, INC.
                   THE GUARANTORS LISTED ON SCHEDULE I HERETO

                                       AND

                              LEHMAN BROTHERS INC.
                           J.P. MORGAN SECURITIES INC.
                               UBS SECURITIES LLC

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         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of December 5, 2003, by and among General Nutrition Centers, Inc., a Delaware corporation (the "COMPANY"), the guarantors listed on Schedule I hereto (the "GUARANTORS") and Lehman Brothers Inc., J.P. Morgan Securities Inc. and UBS Securities LLC (each, an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 8 1/2% Senior Subordinated Notes due 2010 (the "INITIAL NOTES") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated November 25, 2003 (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of December 5, 2003, among the Company, the Guarantors and U.S. Bank, N.A., as trustee, relating to the Initial Notes and the Exchange Notes (the "INDENTURE").

         The parties hereby agree as follows:

SECTION 1.        DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT: The Securities Act of 1933, as amended.

         AFFILIATE: As defined in Rule 144 of the Act.

         BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

         BUSINESS DAY: Any day other than a Saturday, a Sunday or a day on which banking institutes in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

         CLOSING DATE: The date hereof.

         COMMISSION: The Securities and Exchange Commission.

         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes tendered by Holders thereof pursuant to the Exchange Offer.

         CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

         EFFECTIVENESS DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

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         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXCHANGE NOTES: The Company's 8 1/2% Senior Subordinated Notes due 2010 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

         EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Notes that are properly tendered and not withdrawn by such Holders in connection with such exchange and issuance, as required by the terms of this Agreement.

         EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, (i) that is filed pursuant to the provisions of this Agreement, (ii) including the Prospectus included therein, and (iii) including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         FILING DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

         HOLDERS: As defined in Section 2 hereof.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

         REGISTRATION DEFAULT: As defined in Section 5 hereof.

         REGISTRATION STATEMENT: The Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable.

         RULE 144: Rule 144 promulgated under the Act.

         SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

         SUSPENSION NOTICE: As defined in Section 6(d) hereof.

         SUSPENSION PERIOD: The period of time (a) that the Company may delay filing and distributing (i) a post-effective amendment to (x) the Shelf Registration Statement or (y) after the date on which the Exchange Offer is Consummated, the Exchange Offer Registration Statement that is required to be effective to permit resales of Exchange Notes by Broker-Dealers as contemplated by Section 3(c) below or (ii) a supplement to any related Prospectus so that, as thereafter delivered to Holders or purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances

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under which they were made, not misleading if the Company determines reasonably and in good faith that compliance with the disclosure obligations necessary to maintain the effectiveness of such Registration Statement at such time would reasonably be expected to have a material adverse effect on the Company or a pending financing, acquisition, disposition, merger or other material corporate transaction involving the Company or any of its subsidiaries (it being understood that, in the case of this clause (a), the Company shall be required to proceed in good faith to amend such Registration Statement or supplement to such related Prospectus to describe such events or to otherwise cause such Registration Statement to become effective and the related Prospectus to again be usable at such time as so doing would not have such a material adverse effect), or (b) when (i) the Shelf Registration Statement or (ii) after the date on which the Exchange Offer is Consummated, the Exchange Offer Registration Statement that is required to remain effective to permit resales of Exchange Notes by Broker-Dealers as contemplated by Section 3(c) below, in each case, ceases to be effective or any related Prospectus is not usable solely because the Company filed a post-effective amendment to any such Registration Statement to include annual audited financial information with respect to the Company and such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus (it being understood that, in the case of this clause (b), the Company shall be required to use its commercially reasonable efforts to cause any such post-effective amendment to become effective as soon as practicable); provided that such Suspension Periods shall not occur more than 45 consecutive days, or more than 75 days in the aggregate; and provided further that upon the termination of such Suspension Period, the Company shall promptly advise each Holder and purchaser and, if requested by any such person, confirm such advice in writing that such Suspension Period has been terminated.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each Initial Note until the earliest to occur of (a) the date on which such Initial Note has been exchanged in the Exchange Offer by a Person other than a Broker-Dealer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Initial Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes) or (d) the date on which such Initial Note is distributed to the public pursuant to Rule 144.

SECTION 2.        HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

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SECTION 3.        REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission no later than 150 days after the Closing Date (such 150th day being the "FILING DEADLINE"), and (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective no later than 250 days after the Closing Date (such 250th day being the "EFFECTIVENESS DEADLINE"). The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

         (b) The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter, or longer, if required by the federal securities laws (such 30th (or longer) day being the "CONSUMMATION DEADLINE").

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

         Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus

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delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors agree to use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and subject to any applicable Suspension Period and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated or such shorter period ending on the date when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto; provided, however, that if the Exchange Offer Registration Statement ceases to be effective during any Suspension Period, such 180-day period shall be extended by the number of days such Suspension Period continued. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than two Business Days after such request, at any time during such period.

SECTION 4.        SHELF REGISTRATION

         (a) Shelf Registration. If (i) the Company and the Guarantors are not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to 20 Business Days following Consummation of the Exchange Offer (but not prior to the filing of the Exchange Offer Registration Statement) that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall:

         (x) use all commercially reasonable efforts on or prior to 45 days after the earlier of (i) the date as of which the Company determines that the Exchange Offer Registration Statement will not be or cannot be, as the case may be, filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (45 days after such earlier date, the "FILING DEADLINE"), to file a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (including the Prospectus included therein and all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein, the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities, and

         (y) use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 75 days after the Filing Deadline for the Shelf Registration Statement (such 75th day, the "EFFECTIVENESS DEADLINE").

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         If, after the Company and the Guarantors have filed an Exchange Offer
Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i)(B) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

         To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and subject to any Suspension Period and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years (as extended pursuant to Section 6(d) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or when all Initial Notes or Exchange Notes cease to be Transfer Restricted Securities.

         (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act, or other information reasonably requested by the Company and required by Regulation S-K of the Act, for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.        LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose, except during any Suspension Period (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then the Company and the Guarantors hereby jointly and severally agree to pay, subject to Section 4(b) hereof, to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to 0.25% per annum of the principal amount of Transfer Restricted Securities held by such Holder for each day that the Registration

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Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional 0.25% per annum of the principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages equal to 1.00% per annum of the principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease accruing.

         All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6.        REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors, and in the case of clause
(z)(ii) of this Section 6(a), each Holder (as applicable), shall (x) comply with all applicable provisions of Section 6(c) below, (y) use all commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that properly tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

                  (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree either to (x) seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities or (y) file, in accordance with Section 4(a) hereof, a Shelf Registration Statement to permit the registration and/or resale of the Transfer Restricted Securities that would otherwise be covered by the Exchange

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         Offer Registration Statement but for the announcement of a change in
         Commission policy. In the case of clause (x) above, the Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level, but shall not be required to take commercially unreasonable actions in connection therewith. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other reasonable actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

                  (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement), prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business and (D) only if such Holder is a Broker-Dealer that will receive Exchange Notes in exchange for Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making or other trading activities, it will deliver a Prospectus, as required by law, in connection with any sale of such Exchange Notes. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                  (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall, upon request of the Commission, provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan

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         Stanley and Co., Inc. (available June 5, 1991) as interpreted in the
         Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above,
         (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

         (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

                  (i) comply with all the provisions of Section 6(c) below and use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the reasonable intended methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with such reasonable intended methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and

                  (ii) issue to any Holder or purchaser of Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, upon the request of any such Holder or purchaser, registered Initial Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes, in the names as such Holder or purchaser shall designate.

         (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

                  (i) use all commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file as soon as reasonably practicable, subject to any applicable Suspension Period, an appropriate amendment to such Registration Statement to cure such defect, and, if Commission review is required,

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         use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable.

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; subject to any applicable Suspension Period, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed as and to the extent required pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the reasonable intended methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise promptly (x) each Holder of Transfer Restricted Securities named in any Shelf Registration Statement (each, a "SHELF HOLDER") (solely to the extent the provisions of this clause
         (iii) apply to a Shelf Registration Statement) and (y) each Holder that is a Broker-Dealer that tendered into the Exchange Offer Initial Notes acquired by such Broker-Dealer for its own account as a result of market-making activities or other trading activities (solely to the extent the provisions of this clause (iii) apply to the Exchange Offer Registration Statement), and, if requested by any such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed (other than any Prospectus supplement that names a Holder as a selling securityholder therein and other than the first filing of the Prospectus included in the Exchange Offer Registration Statement), and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective (other than the initial effectiveness of the Exchange Offer Registration Statement), (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (E) of any Suspension Period. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare as soon as reasonably practicable, subject to any applicable Suspension Period, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v) furnish to counsel for the Initial Purchasers provided in Section 7(b) and to each Shelf Holder, in each case, in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement (in the case of such counsel) or of any Shelf Registration Statement (in the case of any such Shelf Holder) or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including, upon request, all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such counsel or, if applicable, such Shelf Holders in connection with such sale, if any, for a period of at least three Business Days, and the Company will reasonably consider any comments timely provided by such counsel or, if applicable, any such Shelf Holder; provided that the Company need not furnish (x) any amendment or supplement to any Registration Statement that solely names a Holder as a selling securityholder therein or (y) the first filing of the Exchange Offer Registration Statement; provided further, however, that the Company shall furnish to any Shelf Holder any amendment or supplement to an effective Shelf Registration Statement that names such Shelf Holder as a selling securityholder therein;

                  (vi) upon request, prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus in connection with such exchange or sale, if any, provide copies of such document to counsel for the Initial Purchasers provided in Section 7(b) and, in connection with any Shelf Registration Statement, each Shelf Holder; provided that this requirement shall not be applicable to any document to be filed by the Company in connection with its periodic reporting requirements under the Exchange Act, including with respect to reports to be filed on Form 8-K, Form 10-Q or Form 10-K;

                  (vii) in connection with any underwritten offering pursuant to a Shelf Registration Statement, make available upon reasonable request, at reasonable times, for inspection by Holders of at least 50% in aggregate principal amount of the Transfer Restricted Securities covered by such Shelf Registration Statement (the "MAJORITY HOLDERS") and any attorney or accountant retained by such Holders solely for the purpose of conducting a due diligence investigation in connection with such underwritten offering, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company's and the Guarantors' officers and employees to supply all information reasonably requested by any such Majority Holders, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided that any Holder or representative thereof requesting or receiving such information shall agree to be bound by reasonable confidentiality agreements and procedures with respect thereto;

                  (viii) if reasonably requested by any Holders in connection with such exchange or sale, include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein that is required by the federal securities laws to be so included, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (ix) upon request, furnish to each Shelf Holder in connection with such registration or sale, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (x) upon request, deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; provided that any such copies shall only be provided to (x) Shelf Holders and (y) Broker-Dealers in order to permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy its prospectus delivery requirement; the Company and the Guarantors hereby consent to the use (in accordance with and as required by law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (xi) in connection with an underwritten offering pursuant to a Shelf Registration Statement, upon the reasonable request of the Majority Holders, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement. In such connection, the Company and the Guarantors shall:

                           (A) upon the reasonable request of the Majority Holders, furnish (or in the case of paragraphs (2) and (3), use all commercially reasonable efforts to cause to be furnished), upon the consummation of such underwritten offering:

                                    (1)      to the Holders participating in
                           such underwritten offering, a certificate, dated such date, signed on behalf of the Company and each Guarantor by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, such matters as the Majority Holders may reasonably request;

                                    (2)      to the Holders participating in
                           such underwritten offering, an opinion, dated the date of consummation of such underwritten offering, of counsel for the Company and the Guarantors in customary form and covering such matters customarily provided to selling securityholders in an underwritten offering and such other matters as the Majority Holders may reasonably request; and

                                    (3)      to each underwriter of such
                           underwritten offering, a customary comfort letter, dated the date of consummation of such underwritten offering, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

                           (B)      deliver such other documents and
                  certificates as may be reasonably requested by the Majority Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

                  (xii) prior to any public offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, cooperate with the Shelf Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the Shelf Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii) if certificated securities are permitted pursuant to the Indenture, in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                  (xiv) use all commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                  (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed global certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                  (xvi) otherwise use all commercially efforts to comply with all applicable rules and regulations of the Commission, including Rule 158 under the Act; and

                  (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

         (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof or of any applicable Suspension Period (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7.        REGISTRATION EXPENSES

         (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors and of one counsel for the Shelf Holders as a group, as selected by the Majority Holders; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including any expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

         (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP, unless another firm shall be chosen by the Initial Purchasers.

SECTION 8.        INDEMNIFICATION

         (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary prospectus or Prospectus or any supplement thereto, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders. In addition, the Company shall not be liable to any Holder under the indemnity agreement in this Section 8(a) to the extent, but only to the extent, that (1) such loss, claim, damage or liability arises out of, or is based upon, an untrue statement of a material fact or an omission of a material fact contained in any preliminary prospectus, which untrue statement or omission was completely corrected in the Prospectus and (2) the Company sustains the burden of proving that such Holder sold Transfer Restricted Securities to the person alleging such loss, claim, damage or liability without sending or giving a copy of the Prospectus within the time required by the Act and (3) the Company had previously furnished sufficient quantities of the Prospectus to such Holder in such amounts and within such period of time as required under this Agreement and
(4) such Holder failed to deliver the Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, damage or liability.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in Section 8(a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company and Guarantors, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if (a) the settlement is entered into more than twenty Business Days after the indemnifying party received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), (b) such indemnifying party received notice of the terms of such settlement at least 10 Business Days prior to such settlement being entered into and (c) such indemnifying party did not reimburse such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d)      To the extent that the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9.        RULE 144A AND RULE 144

         The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10.       MISCELLANEOUS

         (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of
Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (d) Additional Guarantors. The Company shall cause any of its Restricted Subsidiaries (as defined in the Indenture) that becomes, prior to the consummation of the Exchange Offer, a Guarantor in accordance with the terms and provisions of the Indenture to become a party to this Agreement as a Guarantor. It is understood and agreed that if, prior to the Exchange Offer, a Guarantor that has executed this Agreement is no longer a Guarantor under the Indenture pursuant to and in accordance with the provisions of the Indenture, such Guarantor shall no longer be a Guarantor for purposes of this Agreement.

         (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii)     if to the Company or the Guarantors:

                                    General Nutrition Centers, Inc.
                                    300 Sixth Avenue
                                    Pittsburgh, Pennsylvania 15222
                                    Telecopier No.: (412) 338-8900
                                    Attention: Chief Legal Officer

                                    With a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    300 S. Grand Avenue, Suite 3400
                                    Los Angeles, California 90071
                                    Telecopier No.: (213) 687-5600
                                    Attention: Jeffrey Cohen

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, INCLUDING WITHOUT LIMITATION
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    GENERAL NUTRITION CENTERS, INC.

                                    By: /s/ Andrew Jhawar
                                        ----------------------------------------
                                        Name:  Andrew Jhawar
                                        Title: Vice President

                                    GENERAL NUTRITION INVESTMENT COMPANY
                                    GENERAL NUTRITION SALES CORPORATION
                                    GNC (CANADA) HOLDING COMPANY
                                    GENERAL NUTRITION DISTRIBUTION COMPANY
                                    GENERAL NUTRITION GOVERNMENT SERVICES, INC.
                                    GENERAL NUTRITION INTERNATIONAL, INC.
                                    GN INVESTMENT, INC.
                                    GNC, LIMITED
                                    GNC US DELAWARE, INC.
                                    GENERAL NUTRITION SYSTEMS, INC.
                                    INFORMED NUTRITION, INC.
                                    GENERAL NUTRITION CORPORATION
                                    GENERAL NUTRITION DISTRIBUTION, L.P.
                                    GENERAL NUTRITION, INCORPORATED
                                    GNC FRANCHISING, INC.
                                    NUTRICIA MANUFACTURING USA, INC.
                                    GENERAL NUTRITION COMPANIES, INC.

                                    By: /s/ James M. Sander
                                        ----------------------------------------
                                        Name:  James M. Sander
                                        Title: Senior Vice President, Law,
                                               Chief Legal Officer

                        GNC REGISTRATION RIGHTS AGREEMENT

LEHMAN BROTHERS INC.

By: /s/ Michael Goldberg
    -----------------------------------------
    Name:  Michael Goldberg
    Title: Managing Director

J.P. MORGAN SECURITIES INC.

By: /s/ Graham Conway
    -----------------------------------------
    Name: Graham Conway
    Title: Vice President

UBS SECURITIES LLC

By: /s/ Amy Fujimoto
    -----------------------------------------
    Name:  Amy Fujimoto
    Title: Director

By: /s/ Mel Tang
    -----------------------------------------
    Name:  Mel Tang.
    Title: Associate Director

                        GNC REGISTRATION RIGHTS AGREEMENT

                                   SCHEDULE I

General Nutrition Investment Company
General Nutrition Sales Corporation
GNC (Canada) Holding Company
General Nutrition Distribution Company
General Nutrition Government Services, Inc.
General Nutrition International, Inc.
GN Investment, Inc.
GNC, Limited
GNC US Delaware, Inc.
General Nutrition Systems, Inc.
Informed Nutrition, Inc.
General Nutrition Corporation
General Nutrition Distribution, L.P.
General Nutrition, Incorporated
GNC Franchising, Inc.
Nutricia Manufacturing USA, Inc.
General Nutrition Companies, Inc.